Exhibit 10.8

SANOMEDICS INTERNATIONAL HOLDINGS, INC.

2010 STOCK OPTION PLAN

1.   Purpose

The purpose of plan (the "Plan") is to secure for SANOMEDICS INTERNATIONAL HOLDINGS, INC. (the "Company") and its stockholders the benefits arising from capital stock ownership by employees, consultants, officers and directors of the Company and its subsidiary corporations who are expected to contribute to the Company's future growth and success. The Plan is also designed to attract and retain other persons who will provide services to the Company. Those provisions of the Plan which make express reference to Section 422 of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"), shall apply only to Incentive Stock Options (as that term is defined in the Plan). The Plan was adopted by the Board of Directors (the "Board") of the Company as of July 26, 2010 and was approved by the stockholders of the Company on July 26, 2010.

2. Type of Options and Administration

(a) Types of Options. Options granted pursuant to the Plan shall be authorized by action of the Board (or the committee appointed by the Board in accordance with Section 2(b) below) and may be either incentive stock options ("Incentive Stock Options") intended to meet the requirements of Section 422 of the Code or non-statutory options which are not intended to meet the requirements of Section 422 of the Code ("Non-Qualified Options").

(b) Administration. The Plan will be administered by the Board or by a committee consisting of two or more directors each of whom shall be a "non-employee director," within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule ("Rule 16b-3"), and an "outside director," within the meaning of Treasury Regulation Section 1.162-27(e)(3) promulgated under Section 162(m) of the Code, (the "Committee") appointed by the Board, in each case whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. If the Board determines to create a Committee to administer the Plan, the delegation of powers to the Committee shall be consistent with applicable laws or regulations (including, without limitation, applicable state law and Rule 16b-3). The Board or Committee may in its sole discretion grant options to purchase shares of the Company's Common Stock ("Common Stock"), and issue shares upon exercise of such options as provided in the Plan. The Board or Committee shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective option agreements, which need not be identical; and to make all other determinations in the judgment of the Board or Committee necessary or desirable for the administration of the Plan. The Board or Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board shall be liable for any action or determination under the Plan made in good faith.

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3.   Eligibility

Options may be granted to persons who are, at the time of grant, employees, consultants, officers or directors of the Company or any subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Code, provided, that Incentive Stock Options may only be granted to individuals who are employees (within the meaning of Section 3401(c) of the Code) of the Company or any subsidiaries of the Company. Options may also be granted to other persons, provided that such options shall be Non-Qualified Options. A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Board or Committee shall so determine.

4.   Stock Subject to Plan

The stock subject to options granted under the Plan shall be shares of authorized but unissued or reacquired Common Stock. Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock of the Company which may be issued and sold under the Plan is 3,500,000. If an option granted under the Plan shall expire, terminate or is cancelled for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan.

5.   Forms of Option Agreements

As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan and as may be approved by the Board or the Committee. The terms of such option agreements may differ among recipients.

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6.   Purchase Price

(a) General. The purchase price per share of Common Stock issuable upon the exercise of an option shall be determined by the Board or the Committee at the time of grant of such option, provided, however, that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the Fair Market Value (as hereinafter defined) of such Common Stock at the time of grant of such option, or less than 110% of such Fair Market Value in the case of options described in Section 11(b) of the Plan. "Fair Market Value" of a share of Common Stock of the Company as of a specified date for purposes of the Plan shall mean the closing price of a share of the Common Stock on the principal securities exchange (including but not limited to the Nasdaq Small Market or the Nasdaq National Market) or electronic quotation system on which such shares are traded on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which such shares are traded if no shares were traded on such immediately preceding day, or if the shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the shares in the over-the-counter market on the day immediately preceding the date as of which Fair Market Value is being determined or on the next preceding date on which such high bid and low asked prices were recorded. If the shares are not publicly traded, Fair Market Value of a share of Common Stock shall be determined in good faith by the Board. In no case shall Fair Market Value be determined with regard to restrictions other than restrictions which, by their terms, will never lapse.

(b) Payment of Purchase Price. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or by any other means which the Board determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3).

7.   Exercise Option Period

Subject to earlier termination as provided in the Plan, each option and all rights thereunder shall expire on such date as determined by the Board or the Committee and set forth in the applicable option agreement, provided, that such date shall not be later than ten (10) years after the date on which the option is granted.

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8.   Exercise of Options

Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the option agreement evidencing such option, subject to the provisions of the Plan. Subject to the requirements in the immediately preceding sentence, if an option is not at the time of grant immediately exercisable, the Board may (i) in the agreement evidencing such option, provide for the acceleration of the exercise date or dates of the subject option upon the occurrence of specified events, and/or (ii) at any time prior to the complete termination of an option, accelerate the exercise date or dates of such option.

9.   Nontransferability of Options

No option granted under Plan shall be assignable or otherwise transferable by the optionee, except by will or by the laws of descent and distribution. An option may be exercised during the lifetime of the optionee only by the optionee.

10.  Effect of Termination of Employment or Other Relationship

Except as provided in Section II(d) of the Plan with respect to Incentive Stock Options and except as otherwise determined by the Board or Committee at the date of grant of an option, and subject to the provisions of the Plan, an optionee may exercise an option at any time within three (3) months following the termination of the optionee's employment or other relationship with the Company and its subsidiary corporations or within one (I) year if such termination was due to the death or disability (within the meaning of Section 22(e)(3) of the Code or any successor provisions thereto) of the optionee (to the extent such option is otherwise exercisable at the time of such termination) but in no event later than the expiration date of the option. If the termination of the optionee's employment is for cause or is otherwise attributable to a breach by the optionee of an employment or confidentiality or non-disclosure agreement, the option shall expire immediately upon such termination. The Board shall have the power to determine, in its sole discretion, what constitutes a termination for cause or a breach of an employment or confidentiality or non-disclosure agreement, whether an optionee has been terminated for cause or has breached such an agreement, and the date upon which such termination for cause or breach occurs. Any such determinations shall be final and conclusive and binding upon the optionee and all other persons interested or claiming interests under the Plan.

11.  Incentive Stock Options

Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

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(a) Express Designation. All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

(b) 10% Shareholder. If any employee to whom an Incentive Stock Option is to be granted under Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

(i) the purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock at the time of grant; and

(ii) the option exercise period shall not exceed five (5) years from the date of grant.

(c) Dollar Limitation. For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in anyone calendar year for shares of Common Stock with an aggregate Fair Market Value, as of the respective date or dates of grant, of more than $100,000.

(d) Termination of Employment, Death or Disability. No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the Company, except that:

(i) an Incentive Stock Option may be exercised within the period of three (3) months after the date the optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement), to the extent it is otherwise exercisable at the time of such cessation,

(ii) if the optionee dies while in the employ of the Company, or within three (3) months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one (1) year after the date of death (or within such lesser period as may be specified in the applicable option agreement), to the extent it is otherwise exercisable at the time of the optionee's death, and

(iii) if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provisions thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one (I) year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement), to the extent it is otherwise exercisable at the time of such cessation.

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For all purposes of the Plan and any option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421 -7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

12.   Additional Provisions

(a) Additional Option Provisions. The Board or the Committee may, in its sole discretion, include additional provisions in option agreements covering options granted under the Plan, including without limitation, restrictions on transfer, repurchase rights, rights of first refusal, commitments to pay cash bonuses or to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board or the Committee, provided, that such additional provisions shall not be inconsistent with the requirements of applicable law and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

(b) Acceleration, Extension, Etc. The Board or the Committee may, in its sole discretion (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised, or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised, provided, however, that no such acceleration or extension shall be permitted if it would (i) cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code, or (ii) cause the Plan or any option granted under the Plan to fail to comply with Rule 16b-3 (if applicable to the Plan or such option).

13. General Restrictions

(a) Investment Representations. The Company may require any person to whom an option is granted, as a condition of exercising such option or award, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option or award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with applicable federal and state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock, including any "lock-up" or other restriction on transferability.

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(b)   Compliance With Securities Law. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option or award upon any securities exchange or automated quotation system or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition, is necessary as a condition of, or in connection with the issuance or purchase of shares thereunder, except to the extent expressly permitted by the Board, such option or award may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board or the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration, qualification, consent or approval, or to such condition.

14.  Rights as a Stockholder

The holder of an option shall have no rights as a stockholder with respect to any shares covered by the option (including, without limitation, any right to vote or to receive dividends or non-cash distributions with respect to such shares) until the effective date of exercise of such option and then only to the extent of the shares of Common Stock so purchased. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of exercise.

15.   Adjustment Provisions for Recapitalizations, Reorganizations and Related Transactions

(a) Recapitalizations and Related Transactions. If, through or as a result of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction (other than the initial public offering of the Common Stock) (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other noncash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (x) the maximum number and kind of shares reserved for issuance under or otherwise referred to in the Plan, (y) the number and kind of shares or other securities subject to any then-outstanding options under the Plan, and (z) the price for each share subject to any then-outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 15 if such adjustment (A) would cause any Incentive Stock Option granted under the Plan to fail to as an Incentive Stock Option within the meaning of Section 422 of the Code, (B) would cause the Plan or any option granted under the Plan to fail to comply with Rule 16b-3 (if applicable to the Plan or such option), or(C)would be considered as the adoption of a new plan requiring stockholder approval.

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(b) Reorganization, Merger and Related Transactions. All outstanding options under the Plan shall become fully exercisable for a period of sixty (60) days following the occurrence of any Trigger Event (as defined below), whether or not such options are then exercisable under the provisions of the applicable agreements relating thereto. For purposes of the Plan, a "Trigger Event" is anyone of the following events:

(i) the date the Company acquires knowledge that any person or group deemed a person under Section 13(d)-3 of the Exchange Act (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of Common Stock or other securities of the Company for or pursuant to the terms of any such plan or any individual or entity or group or affiliate thereof which acquired its beneficial ownership interest prior to the date the Plan was adopted by the Board), in a transaction or series of transactions, has become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of securities of the Company entitling the person or group to 30% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of the Company would be entitled in the election of the Board were an election held on such date;

(ii) the date, during any period of two (2) consecutive years, when individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the stockholders of the Company, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period; and

(iii) the date of approval by the stockholders of the Company of an agreement (a "reorganization agreement") providing for:

(A) The merger or consolidation of the Company with another corporation (x) where the stockholders of the Company, immediately prior to the merger or consolidation, do not beneficially own, immediately after the merger or consolidation, shares of the corporation issuing cash or securities in the merger or consolidation entitling such stockholders to 80% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of such corporation would be entitled in the election of directors, or (y) where the members of the Board, immediately prior to the merger or consolidation, do not, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the corporation issuing cash or securities in the merger or consolidation, or

(B) The sale or other disposition of all or substantially all the assets of the Company.

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Notwithstanding the foregoing, no event described in Section 15(b)(i), (ii) or (iii) above shall constitute a Trigger Event if the occurrence of such event is the result of the initial public offering of the Common Stock.

(c) Board Authority to Make Adjustments. Any adjustments under this Section IS will be made by the Board or the Committee, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

16.   No Special Employment Rights

Nothing contained in the Plan or in any option shall confer upon any optionee any right with respect to the continuation of his or her employment or other relationship with the Company or interfere in any way with the right of the Company at any time to terminate such employment or relationship or to increase or decrease the compensation of the optionee.

17.   Amendment. Modification or Termination of the Plan

(a) The Board may at any time modify, amend or terminate the Plan, provided that to the extent required by applicable law, any such modification, amendment or termination shall be subject to the approval of the stockholders of the Company.

(b) The modification, amendment or termination of the Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionee affected, the Board or the Committee may amend or modify outstanding option agreements in a manner not inconsistent with the Plan. Notwithstanding the foregoing, the Board shall have the right, without the consent of the optionee affected, to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, (ii) the terms and provisions of the Plan and of any outstanding options to the extent necessary to ensure the qualification of the Plan and such options under Rule (if applicable to the Plan and such options), and (iii) the terms and provisions of the Plan and any outstanding option to the extent that the Board determines necessary to preserve the deduction of compensation paid to certain optionees who are "covered employees," within the meaning of Treasury Regulation Section 1.162-27(c)(2), as a result of the grant or exercise of options under the Plan.

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18.   Withholding

(a) The Company shall have the right to deduct and withhold from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be so deducted and withheld with respect to any shares issued upon exercise of options under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part by (i) causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option, (ii) delivering to the Company shares of Common Stock already owned by the optionee, or
(iii) delivering to the Company cash or a check to the order of the Company in an amount equal to the amount required to be so deducted and withheld. The shares delivered in accordance with method (ii) above or withheld in accordance with method (i) above shall have a Fair Market Value equal to such withholding obligation as of the date that the amount of tax to be withheld is to be determined. An optionee who has made an election pursuant to method (i) or (ii) of this Section 18(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(b) The acceptance of shares of Common Stock upon exercise of an Incentive Stock Option shall constitute an agreement by the optionee (i) to notify the Company if any or all of such shares are disposed of by the optionee within two (2) years from the date the option was granted or within one (1) year from the date the shares were issued to the optionee pursuant to the exercise of the option, and (ii) if required by law, to remit to the Company, at the time of and in the case of any such disposition, an amount sufficient to satisfy the Company's federal, state and local withholding tax obligations with respect to such disposition, whether or not, as to both (i) and (ii), the optionee is in the employ of the Company at the time of such disposition.

19.   Cancellation and New Grant of Options. etc.

The Board or the Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees the (i) cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new options under the Plan (or any successor stock option plan of the Company) covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the cancelled options, or (ii) amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options.

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20.   Effective Date and Duration of the Plan

(a) Effective Date. The Plan shall become effective when adopted by the Board, but no Incentive Stock Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the Plan, no options previously granted under the Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. Amendments to the Plan not requiring stockholder approval shall become effective when adopted by the Board and amendments requiring stockholder approval (as provided in Section 17) shall become effective when adopted by the Board, but no Option granted on or after the date of such amendment shall become exercisable unless and until such amendment shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve (12) months of the Board's adoption of such amendment, no options granted on or after the date of such amendment shall be deemed Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. Subject to above limitations, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

(b) Termination. Unless sooner terminated by the Board, the Plan shall terminate upon the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board. After termination of the Plan, no further options may be granted under the Plan; provided, however, that such termination will not affect any options granted prior to termination of the Plan.

21.   Governing Law

The provisions of this Plan shall be governed and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws.

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SANOMEDICS INTERNATIONAL HOLDINGS INC.

STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT (the "Agreement"), dated as of April 2, 2009, by and between SANOMEDICS INTERNATIONAL HOLDINGS INC.(the "Company"), a Delaware corporation and Craig Sizer (the "Grantee").

In accordance with an agreement with the Company, the Company hereby grants to the Grantee a nonqualified stock option (the "Option") to purchase all or any part of an aggregate of Five Million (5,000,000) shares of the Common Stock, $0.001 par value per share (the "Shares") of the Company.

To evidence the Option and to set forth its terms, the Company and the Grantee agree as follows:

1. Confirmation of Grant. The Company hereby evidences and its grant of the Option to the Grantee as of the date of this Agreement. The Option is a nonqualified stock option which is not intended to be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

1. Number of Shares. This Option shall be for an aggregate of Five Million (5 ,000,000) Shares.

2. Exercise Price. The exercise price shall be $0.05 per share (the "Exercise Price").

3. Term and Exercisability of the Option. The Option shall expire on December 31, 2013, and may be exercised at any time subject to the terms and conditions set forth herein. As of the date hereof, the Option is exercisable for up to 100% of the total number of Shares subject to this Option.

Notwithstanding the foregoing provisions of this Paragraph (i) any portion of the Option which is not otherwise exercisable at the time that Grantee shall cease to be a consultant (or employee) to the Company shall not become exercisable, and (ii) no exercise shall be effective to the extent it would require the delivery of fractional Shares.

4. Exercise of Option. On or after the date any portion of the Option becomes exercisable, but prior to the expiration of the Option in accordance with Paragraph 4 above, the portion of tile Option which has become exercisable may be exercised in whole or ill part by the Grantee (or his or her permitted successor) upon delivery of the following to the Board of Directors of the Company (the "Board"):

(a) a written notice of exercise which identifies this Agreement and states the number of Shares then being purchased;

(b) cash (or other consideration acceptable to the Board, in its sole discretion) in an amount (or, in the case of other consideration, having a combined value) equal to the aggregate Exercise Price of the Shares then being purchased;

(c) additional cash or, if acceptable to the Board, in its sole discretion, Shares previously owned by the Grantee (or, if acceptable to the Company, in a combination of both) in an amount or having a combined value equal to the amount reasonably requested by the Board to the Company's withholding obligations, if any, under federal, state or other applicable tax laws with respect to any taxable income recognized by the Grantee in connection with the exercise of this Option (unless the Board and Grantee shall have made other arrangements for deductions or withholding from Grantee's wages, bonus or other compensation payable to Grantee, or by the withholding of Shares issuable upon exercise of this Option, provided such arrangements the requirements of applicable law); and

(d) a letter, if requested by the Board, in such form and substance as the Board may require, in its sole discretion, setting forth the investment intent of the Grantee, or his or her permitted successor, as the case may be.

Notwithstanding the foregoing, the Grantee (or any permitted successor) shall take whatever additional actions, including, without limitation, the furnishing of an opinion of counsel, and execute whatever additional documents the Board may, in its sole discretion, deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed by the Plan, this Agreement or applicable law.

Notwithstanding anything contained herein to the contrary, in lieu of payment in cash of the Exercise Price, the Grantee may exercise the Option, in whole or in part, by presentation and surrender of the Option to the Company, together with a Cashless Exercise Form attached hereto as Annex I (or a reasonable facsimile thereof) duly executed (a "Cashless Exercise"). Acceptance by the Company of such presentation and surrender shall be deemed a waiver of the Grantee's obligation to pay all or any portion of the Exercise Price, as the case may be. In the event of a Cashless Exercise, the Grantee shall exchange the Option for that number of shares of Common Stock by multiplying the number of shares of Common Stock for which the Option is being exercised by a fraction, the numerator of which shall be the difference between the then Current Market Price (as defined herein) per share of the Common Stock and the Exercise Price, and the denominator of which shall be the then Current Market Price per share of Common Stock. For purposes of any computation under this Paragraph 5, the then Current Market Price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices of the Common Stock for the fifteen (15) consecutive trading days preceding the date of acceptance of the Cashless Exercise by the Company on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the last reported sales prices as included for quotation on Nasdaq, or if not included for quotation on Nasdaq, the average of the highest reported bid and lowest reported asked prices as reported by the National Association of Securities Dealers, Inc. Automated Quotations System, or if not then publicly traded, the fair market price of the Common Stock as determined by the Board.

Upon satisfaction of the conditions and requirements of Paragraph 5 hereof, the Company shall deliver to Grantee (or his or her permitted successor) a certificate or certificates for the number of Shares in respect of which the Option shall have been exercised (less any Shares withheld pursuant to clause (c) of this Paragraph 5).

5.  Limitation Upon Transfer. This Option and all rights granted hereunder shall not be transferred by the Grantee, other than by will or by the laws of descent and distribution, shall not be assigned, pledged or hypothecated in any way, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer this Option, other than by will or by the laws of descent and distribution, or to assign, pledge or hypothecate or otherwise dispose of this Option or of any rights granted hereunder contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this Option or such rights, this Option and such rights shall immediately become null and void. The Option shall be exercised during the Grantee's lifetime only by the Grantee or by the grantee's legal representative.

6. Termination of Consultant/Employee: Effect of Termination for Cause.: Effective Breach of other Agreements.  (a) If the Grantee ceases to be a consultant (or employee) to the Company, the Option, to the extent then exercisable, shall remain exercisable for a period of ninety (90) days following the date that the Grantee ceases to be a consultant (or employee); provided, however, that no part of the Option shall be exercisable after the expiration of the Option pursuant to Paragraph 4 hereof. Notwithstanding the foregoing, the Grantee hereby acknowledges and agrees that all or part of the Option granted hereunder may be forfeited upon the date that Grantee shall cease to be a consultant (or employee) to the Company if the Board determines that the Grantee no longer acts as a consultant (or employee) to the Company as a result of Grantee's fraud, gross negligence, or willful misfeasance in connection with the rendition and performance of consulting services. The Board shall have the power to determine, in its sole discretion, what constitutes fraud, gross negligence, and willful misfeasance, whether the Grantee has committed such fraud, gross negligence, or willful misfeasance in connection with the rendition and performance of consulting services (or employee services), and the date as of which any such forfeiture occurs.

(b) In addition, the Grantee hereby acknowledges and agrees that all or part of the Option granted hereunder may be forfeited upon the determination by the Board that the Grantee has violated any provision of a confidentiality or non-disclosure agreement. The Board shall have the power to determine, in its sole discretion, what constitutes a breach of a confidentiality or non-disclosure agreement, whether the Grantee has breached such an agreement and the date upon which such breach occurs.

7. Effect of Termination or Amendment of Plan. No suspension, termination, modification, or amendment of the Plan or this Agreement may, without the express written consent of the Grantee, adversely affect the rights of the Grantee under this Option.

8. No Limitation on Rights of the Company. The grant of this Option shall not in any way affect the right or power of the Company to make adjustments, reclassifications, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets.

96. as a Shareholder. The Grantee shall have the rights of a shareholder with respect to the Shares covered by the Option only upon becoming the holder of record of those Shares.

70. Compliance with Applicable Law. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates for Shares pursuant to the exercise of the Option, unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any exchange upon which Shares are traded. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement. The Company may require, as a condition of the issuance and delivery of such certificates and in order to ensure compliance with such laws, regulations, and requirements, that the Grantee make such covenants, agreements, and representations as the Company, in its sole discretion, considers necessary or desirable.

11. No Obligation to Exercise Option. The granting of the Option shall impose no obligation upon the Grantee to exercise the Option.

12. Agreement Not a Contract of Employment or Other Relationship. This Agreement is not a contract of employment or other relationship, and the terms that Grantee acts as a consultant (or employee) or any other relationship of the Grantee with the Company or any of its subsidiaries or affiliates shall not be affected in any way by this Agreement except as specifically provided herein. The execution of this Agreement shall not be construed as conferring any legal rights upon the Grantee for continuation as a consultant (or employee) of the Company or for the continuation of any other relationship with the Company or any of its subsidiaries or affiliates, nor shall it interfere with the right of the Company or any of its subsidiaries or affiliates to treat the Grantee without regard to the effect which such treatment might have upon him or her as a Grantee.

13. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified, registered, or express mail, postage prepaid, return receipt requested, or by a reputable overnight delivery service. Any such notice shall be deemed given when received by the intended recipient.

14. Governing Law. Except to the extent preempted by Federal law, this Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of New York.

15. Receipt of Plan. Grantee acknowledges receipt of a copy of the Plan, and represents that Grantee is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all the terms and provisions of this Agreement and of the Plan. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Agreement or the Plan.

16. Definitions. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

IN WITNESS WHEREOF, the Company and the Grantee have duly executed this Agreement as of the date written above.

SANOMEDICS INTERNATIONAL HOLDINGS INC.

By: Board of Directors of Sanomedics International Holdings Inc.

/s/	/s/ Keith Houlihan
Witness	Name: Keith Houlihan
Title: President, Chairman

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Agreement"), dated as of August 18,2010, is made by and between Sanomedics International Holdings, Inc., a Delaware corporation, having an address at 80 SW 8th St. Suite 2180 Miami FL 33130 ("Company") and Keith Houlihan, having an address at 2520 Coral Way Dr. #2-95, Miami, Florida 33 145("Executive").

W I T N E S E T H:

WHEREAS, the Company and the Executive desire to amend and restate the employment agreement of the Company and the Executive dated as of January 5, 2009 on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, representations and warranties set forth herein, and for other good and valuable consideration, it is hereby agreed as follows:

1. Employment. The Company hereby agrees to engage the services of the Executive on a full-time basis, and the Executive hereby accepts such employment, upon the terms and conditions set forth herein.

2. Term. Subject to the provisions of Sections 7 and 8 hereof, the term of the Executive's employment under this Agreement shall commence on the date hereof and shall end three (3) years from the date hereof (herein, the "Term"). The Term shall be automatically renewed for additional one (1) year periods, unless one party provides to the other party written notice, at least thirty (30) days prior to the expiration of the Term, that the Term shall not be renewed.

3. Position and duties. (a) The Executive shall serve as President for the Company. In addition, the Executive shall be appointed, and, as necessary, shall be reappointed or, to the extent the shareholders shall vote to elect the Board, re-nominated, by the Company's Board of Directors (the "Board") to serve on the Board during the Term. The Executive shall have such duties as from time to time may be reasonably prescribed by the Board including but not limited to those responsibilities as set forth on Exhibit A attached hereto. Other than as set forth in this paragraph 3(a), this Agreement shall not apply to the Executive's position on the Board and shall only apply to the Executive's position as President of the Company.

(b) During the Term, the Executive shall perform and discharge the duties that may be assigned to him by the Board and/or the Chief Executive Officer from time to time in accordance with this Agreement, and the Executive shall devote his best talents, efforts and abilities to the performance of his duties hereunder.

(c) During the Term, the Executive shall perform his duties hereunder on a substantially full-time basis and shall be employed exclusively by the Company. It is hereunder or the business plans of the Company. The Executive shall, at all times during the Term and any extension thereof, discharge his duties in consultation with, and under the supervision of the Board.

4. Compensation.

(a) Base Salary. Commencing on the date of this Agreement, the Executive's initial salary shall be $200,000 per year (as the same may be increased from time to time, the
Salary"). The Base Salary shall be payable semi-monthly in accordance with the customary payroll practices of the Company, and shall be subject to such increases or bonuses as the Board shall authorize in its discretion.

(b) Cash Bonus. The Executive may be entitled to an annual cash bonus of up to Two Hundred Fifty Thousand Dollars ($250,000)(the Bonus") as set forth herein. The Cash Bonus shall be equal to the greater of: (i) One and One Half Percent (1 .5%) of the gross revenues of the Company as determined by the audit of the Company's annual financial statements; or (ii) if milestones ("Milestone") are achieved by the end of each fiscal year as agreed to by the parties hereto within 60 days of following the commencement of such fiscal year, One Hundred Twenty Five Thousand Dollars ($125,000); provided, however, that with respect to the fiscal year ended December 31, 2010, the Cash Bonus, if any, shall be the amount as determined by Section 4(b)(i) or Section 4(b)(ii) multiplied by the number of months of the effectiveness of this Agreement in such fiscal year divided by 12. With respect to the fiscal year ended December 31 , 2010, the Milestone shall be as agree to by the parties within the sixty (60) day period following the date hereof. With respect to the fiscal year ended December 31 , 2011 and thereafter, the Milestone shall be as agree to by the parties within the sixty (60) day period following the end of the preceding fiscal year. The Board shall in good faith make the determination of Milestone achievement and such determination shall be binding on the parties.

(c) Stock Options. The Executive shall be eligible to participate in the Company's Stock Option Plan in accordance with the terms and conditions thereof.

(d) Expenses. The Company shall payor reimburse the Executive for all reasonable and necessary expenses actually incurred or paid by the Executive during the Term in the performance of the Executive's services under this Agreement, upon presentation of such supporting documentation as the Company may reasonably require; provided; however; that notwithstanding anything contained herein to the contrary, the Company shall pay to the Executive the following: (i) $500.00 per month car allowance; (ii) $ 100.00 per month for mobile phone allowance.

5. Benefit Plans.

(a) Benefits. During the Term, the Company shall provide to the Executive all benefits which the Company may generally make available to the Executive's subordinates.

(b) Liability Insurance. The Executive shall be provided with the directors and officers liability insurance coverage generally provided to officers of the Company.

Notwithstanding the foregoing, the Company agrees to the Executive against all costs, damages and expenses, including attorneys' fees, incurred by the Executive as a result of claims by third parties arising out of or from the Executive's lawful acts as an employee of the Company, provided such acts are not grossly negligent and are performed in good faith and in a manner reasonably believed by the Executive to be in the Company's best interests. Any counsel employed to defend the Executive any such action shall be reasonably acceptable to the Executive and the Company. Any counsel appointed by any insurance carrier for the Company shall be deemed acceptable. It is the intent of the parties that the obligation imposed by this paragraph will survive the termination of this Agreement.

6. Vacations. The Executive shall be entitled to: (a) three (3) weeks of paid vacation for each of the fust three (3) full calendar years of the Term; and (b) four (4) weeks of paid vacation during the fourth full calendar year of the Term and thereafter. The Executive shall be entitled to a pro rata portion of vacation for any portion of the Term that is less than a full calendar year. Unused vacation for one year may not be carried over to the next successive year, but a pro rata portion of such unused vacation shall be paid out to the Executive within 45 days after the end of the respective calendar year.

7. Termination. The employment of the Executive may be terminated prior to the expiration of the Term in the manner described in this Section 7, in which event the Executive's obligations under Sections 9, 10 and II shall continue.

(a) Termination by the Company For Good Cause. The Company shall have the right to terminate the employment of the Executive for "Good Cause" (as defined below) by written notice to the Executive the particulars of the conduct of the Executive forming the basis for such termination.

(b) Termination Without Good Cause. The Executive's employment hereunder and Agreement may be terminated by either party upon presentation of written notice (in accordance with Section 17) to the other party no less than thirty (30) days' prior to such termination.

(c) Termination upon Death. The employment of the Executive hereunder shall terminate immediately upon his death.

(d) The Company's Options upon Disability. If the Executive becomes physically or mentally disabled during the Term so that he is unable to perform the services required of him pursuant to Agreement for a period of three (3) successive months, or an aggregate of three (3) months in any twelve-month period (the "Disability Period"), the Company shall have the option, in its discretion but only for so long as the Executive remains disabled, by giving written notice thereof, either to (A) terminate the Executive's employment hereunder; or (B) continue the employment of the Executive hereunder upon all the terms and conditions set forth herein. Regardless of option the Company exercises or shall be deemed to have exercised during the Disability Period, the Executive shall continue to receive the compensation and other benefits provided herein less any payments received under any disability policy or program provided by the Company and of which the Executive is a beneficiary or recipient.

(e) Termination Date. Any notice of termination given pursuant to the provisions of this Agreement shall therein the effective date of termination (the "Termination Date") and the reasons for such termination (including the provision of this Agreement on which the Company is basing such termination).

(f) Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(i) Termination for "Good Cause" shall mean termination because of (A) any act or omission which constitutes a material breach of this Agreement or the failure or the willful refusal of the Executive to perform any of his duties,provided,however, that if such breach or fai lure to perform duties is of such a nature that may be cured, the Executive shall have ten (10) days to cure such breach or failure to perform his duties; (B) the Executive's conviction of a crime which constitutes a felony under applicable law, or a plea of guilty or nolo contendere with respect thereto; (C) the commission by the Executive of any dishonest or wrongful act or the gross negligence of the Executive involving fraud, misrepresentation or moral turpitude causing material damage or potential damage to the Company or any client of the Company, or any act or omission by the Executive that is materially injurious to the business or reputation of the Company; (D) any violation of the provisions of Sections 9,10 or 11 hereof that causes material harm to the Company;or(E)the reasonable determination by a licensed medical professional mutually agreed upon by the Company and the Executive that the Executive is dependent upon a controlled substance which either has: (1) not been prescribed by a licensed medical professional; or (2) been prescribed by a licensed medical professional but the dosages taken by the Executive exceed that prescribed by such licensed medical professional.

(ii) "Person" means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, court or government (or political subdivision or agency thereof).

8. Obligations of the Company upon Termination. Notwithstanding anything in this Agreement to the contrary, the Company's obligations upon termination of the Executive's employment shall be as described in this Section 8, and the Executive shall not be entitled to any payment or benefit unless specifically set forth herein.

(a) Obligations of the Company in Case of Termination for Death or for Good Cause. Upon termination of the Executive's employment upon death or for Good Cause, the Company shall have no payment obligations to the Executive, except for: (i) the payment, within thirty (30) days of the Termination Date (or such shorter period as may be prescribed by law),of any accrued and unpaid Base Salary; (ii) the reimbursement of any unreimbursed expenses owed to the Executive through the Termination Date; and (iii) the payment, within the time period specified in Section 4, of any Cash Bonus payable for Executive Objectives attained pursuant to Section 4(b) prior to the Termination Date.

(b) of the Company in the Case of Termination Without Good Cause. Upon termination of Executive's employment by the Company without Good Cause, the Company shall pay to the Executive: (i) for the six (6) month period following the Termination Date (the "Severance Period"), the Base Salary; and (ii) any accrued and unpaid Base Salary through the Termination Date; (iii) the reimbursement of any unreimbursed expenses owed to the Executive through the Termination Date; and (iv) within the time period specified in Section 4, any Cash Bonus payable for Executive Objectives attained pursuant to Section 4(b) prior to the Termination Date.

(c) Obligations of the Company in the Case of Termination for Disability. Upon termination of Executive's employment by the Company for Disability in accordance with Section 7(d), the Company shall pay to the Executive: (i) for the 120 day period following the Termination Date, the Base Salary; (ii) any accrued and unpaid Base Salary through the Termination Date; (iii) the reimbursement of any unreimbursed expenses owed to the Executive through the Date; and (iv) within the time period specified in Section 4, any Cash Bonus payable for Executive Objectives attained pursuant to Section 4(b) prior to the Termination Date.

9. Trade Secrets; Confidentiality. (a) The Executive recognizes and acknowledges that, in connection with his employment with the Company, he has had and will continue to have access to valuable trade secrets and confidential information of the Company and its affiliates including, but not limited to, trade secrets and confidential technical information, processes, computer programs, code, algorithms, formulas, methods, ideas, test data, know-how, functional and technical specifications, designs, drawings, passwords, analysis, research, business plans, marketing, sales and pricing strategies, customer lists and all other information which if disclosed to a third party outside the ordinary course of business could adversely affect a competitive advantage of the Company (collectively, "Confidential Information") and that such Confidential Information is being made available to the Executive only in connection with the furtherance of his employment with the Company. The Executive agrees that during the Term and for a period of five (5) years thereafter, he shall not disclose any of such Confidential Information to any Person, except that disclosure of Confidential Information will be permitted: (i) to the Company, its affiliates and their respective employees or consultants; (ii) if such Confidential Information has previously become available to the public through no fault of the Executive; (iii) if such Confidential Information is independently developed by the Executive without access to such Confidential lnformation; (iv) if required by any court or governmental agency or body or is otherwise required by law; or (v) if expressly consented to by the Company.

(b) Other Confidentiality Obligations. Executive acknowledges that the Company may, from time to time, have agreements with other persons or entities or with the U.S. Government or governments of other countries, or agencies thereof, which impose confidentiality obligations or other restrictions on the Company. Executive shall be bound by all such obligations and restrictions and shall take all actions necessary to discharge the obligations of Company thereunder, including, without limitation, signing any confidentiality or other agreements required by such third parties. This Section 9(b) shall remain in effect in perpetuity.

10. Restrictive Covenants

(a) Non-Solicitation. During the Term and (i) in the event that the Executive is terminated for any reason other than without Good Cause, for a period of one (I) year immediately following the termination of the Executive's employment; or (ii) in the event that the Executive is terminated without Good Cause, during the Severance Period (clause (i) or (ii), as applicable, the "Restricted Period"), the Executive agrees that neither he nor any other Person acting on behalf of the Executive will, either directly or indirectly, for any reason whatsoever, solicit business from any Person with whom he has negotiated or contacted on behalf of the Company, if such negotiation or contact proceeded to the stage that he submitted any Company bid or contract to such Person or gave such Person access to any of the Company's Confidential Information. This Section IO(a) shall not prevent the Executive from providing his services, provided that he adheres to this restrictive covenant. During the Term, and the Restricted Period, the Executive agrees that he will not directly or indirectly hire or solicit any employee, subcontractor or agent of the Company or any affiliate thereof who was an employee, subcontractor or agent of the Company or any affiliate thereof at any time within the twelve (12) month period immediately prior thereto or encourage an employee, subcontractor or agent of the Company or any affiliate thereof to terminate such employment, contractual or agency relationship.

(b) Non-Compete. The Executive acknowledges that during his employment with the Company, he will become familiar with trade secrets and other confidential information concerning the Company and its business, and that his services have been and will be of special, unique and extraordinary value to the Company. Therefore, the Executive agrees that, during the Term and the Restricted Period, he will not directly or indirectly own, manage, control, participate in (at a Board level or otherwise), consult with, render services for, or in any other manner engage in any business, or as an investor in or lender to any business (in each case including, without limitation, on his own behalf or on behalf of another entity) which is in the non contact diagnostic medical device business. Nothing in this Section 10 will prohibit the Executive from being a passive owner of less than 3% of the outstanding stock of a corporation engaged in a competing business as described above of any class which is publicly traded, so long as the Executive has no direct or indirect participation in the business of such corporation.

(c) The Executive acknowledges and agrees that the restrictive covenants set forth in this Section 10 (the "Restrictive Covenants") are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full force and effect, without regard to the invalid or unenforceable parts.

(d) If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable for any reason, such court shall have the power to such Restrictive Covenants or any part thereof and, in its modified form, such Restrictive Covenants shall then be valid and enforceable.

11. Work for Hire.

(a) Ownership, Assignment. Executive hereby acknowledges and agrees that: (i)as between the Company and Executive, the Company is the exclusive owner of all Confidential Information; and (ii) all Executive Work Product subject to copyright protection shall be deemed "work made for hire" under the Federal copyright laws (17 U.S.C. Section 101) and is owned exclusively by Company. To the extent that title to any Executive Work Product subject to copyright protection does not constitute a "work made for hire," and to the extent title to any other Executive Work Product does not, by operation of law or otherwise, vest in Company, all rights, title, and interests therein, including, without limitation, all copyrights, patents and trade secrets, all right, title and interest in and to all Executive Work Product is hereby irrevocably assigned to Company. Without any additional compensation, Executive shall assist Company in obtaining patents and/or copyrights on all Executive Work Product deemed to be patentable or copyrightable by Company and shall execute all documents necessary to vest Company with full and exclusive title thereto. Executive hereby irrevocably designates and appoints Company and its duly authorized officers and agents, as Executive's agents and attorneys-in-fact to act for and on Executive's behalf, and to execute and file any documents and to do all other lawfully permitted acts to further the purposes of this paragraph (a) with the same legal force and effect as if executed by Executive.

(b) Definition of Executive Work Product. "Executive Work Product" means all Confidential Information created, developed, prepared or conceived of by or for Executive, whether individually or jointly with others, during the period Executive provides services to Company which relates in any manner to the services rendered by Executive to Company.

12. Equitable Relief.  In the event of a breach or threatened breach by the any party hereto of any of the covenants contained in this Agreement, the other party shall be entitled to a temporary restraining order, a preliminary injunction and/or a permanent injunction restraining the breaching party from breaching or continuing to breach any of said covenants. Nothing herein contained shall be construed as prohibiting any party from pursuing any other remedies that may be available to it for such breach or threatened breach, including the recovering of damages.

13. Market "Stand-Off' Agreement.  Executive agrees, if requested by an underwriter or placement agent of the Company, that he will not sell, pledge or otherwise dispose of any securities beneficially owned by him in the Company for a period not to exceed 180 days following the effective date of a Registration Statement filed by the Company with tile Securities and Exchange Commission in connection with an initial public offering of the Company's stock or the closing of a private placement, as the case may be, provided, however, that Executive shall only be required to enter into a written stand-off agreement to the extent and on the same terms and conditions as the other executives of the Company are required to do so. The Company may stop-transfer instructions with respect to the securities of the Executive subject to the foregoing restriction until the end of the stand-off period.

14. Severability. Should any provision of this Agreement be held, by a court of competent jurisdiction, to be invalid or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid or unenforceable, and this Agreement and each individual provision hereof shall be enforceable and valid to the fullest extent permitted by law.

15. Successors and Assigns.  This Agreement and all rights under this Agreement are personal to the Executive and may not be assigned by the Executive. All of the Executive's rights under the Agreement shall inure to the benefit of his heirs, personal representatives, designees or other legal representatives, as the case may be. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

16. Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Florida without regard to the conflicts of laws rules thereof.

17. Notices.  All notices, requests and demands given to or made upon the respective parties hereto shall be deemed to have been given or made three (3) business days after the date of mailing when mailed by registered or certified mail, postage prepaid, or on the date of delivery if delivered by hand, or one business day after the date of delivery by Federal Express or similar overnight delivery service, addressed to the parties at their addresses set forth below or to such other addresses furnished by notice given in accordance with this Section 17: (a) if the Company, to Sanomedics International Holdings, Inc., 80 SW 8th St. Suite 2180 Miami FL 33130, Attention: Craig Sizer; and (b) if to the Executive, to Keith Houlihan,

18. Withholding.  All payments required to be made by the Company to the Executive under this Agreement shall be subject to withholding taxes, social security and other payroll deductions in accordance with the Company's policies applicable to employees of the Company at the Executive's level and the provisions of any of the Company's benefit plans.

19. Entire Agreement.  This Agreement (including its exhibits) supersedes any prior contracts,understandings,discussions and agreements relating to employment between the Executive and the Company and constitutes the entire agreement between the parties with respect to the subject matter hereof. No statement, representation, warranty or covenant has been made by either party with respect to the subject matter hereof except as expressly set forth herein.

20. Modification; Waiver.  This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the majority of the Board and the Executive or in the case of a waiver, by the party against whom the waiver is to be effective. Any such waiver shall be effective only to the extent specifically set forth in such writing. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

21. Mutual Representations.  (a) The Executive represents and warrants to the Company that the execution and delivery of this Agreement and the fulfillment of the terms hereof (i) will not constitute a default under or conflict with any agreement or other instrument to which he is a party or by which he is bound; and (ii) does not require the consent of any Person.

(b) The Company represents and warrants to the Executive that this Agreement has been duly authorized, executed and delivered by the Company and that the fulfillment of the terms hereof (i) will not constitute a default under or conflict with any agreement or other instrument to which it is a party or by which it is bound and (ii) does not require the consent of any Person.

(c) Each party hereto warrants and represents to the other that this Agreement constitutes the valid and binding obligation of such party enforceable against such party in accordance with its terms.

22. Headings.  The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or control or affect the meaning or construction of this Agreement.

23. Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed in its corporate name by one of its officers duly authorized to enter into and execute Agreement, and the Executive has manually signed his name hereto, all as of the day and year first above written.

SANOMEDICS INTERNATIONAL HOLDINGS INC.

/s/	By: /s/ Craig Sizer
Witness	Craig Sizer
Chief Executive Officer

/s/	/s/ Keith Houlihan
Witness	Name: Keith Houlihan
Executive

Exhibit A

RESPONSIBILITIES

President

Function:

· To implement the strategic goals and objectives of the organization
· Enable the Board and CEO to fulfill its governance function
· To assist the CEO and give direction and leadership toward the achievement of the organization's philosophy, mission, strategy, and its annual goals and objectives Reports to:
Board of Directors

Major Functions/
Accountabilities:

1. Administration and Support --Supports operations and administration of Board and CEO by advising and informing Board members and the CEO

2. Program, Product and Service Delivery -Assist the CEO with respect to design, marketing, promotion, delivery and quality of programs, products and services

3. Financial, Tax, Risk and Facilities Management --Assist the CEO with yearly budget for Board approval and prudently manages organization's resources within those budget guidelines according to current laws and regulations

4. Human Resource Management --Assist the CEO with managing the human resources of the organization according to authorized personnel policies and procedures that fully conform to current laws and regulations

5. Community and Public Relations --Assist the CEO with assuring that the organization and its mission, programs, products and services are consistently presented in strong, positive image to relevant stakeholders

6. Fundraising (nonprofit-specific) --Assist the CEO with fundraising planning and implementation, including identifying resource requirements, researching funding sources, establishing strategies to approach funders, submitting proposals and administrating fundraising records and documentation